Exhibit 4.1


                                     FORM OF
                        WIRELESS FRONTIER INTERNET, INC.
                             SUBSCRIPTION AGREEMENT


Wireless Frontier Internet, Inc.
104 West Callaghan Street
Fort Stockton, Texas 79735
Attention: Alex Gonzalez, Chairman and CEO

Ladies and Gentlemen:

            1. Subscription. The undersigned (the "Purchaser"), intending to be legally bound, hereby agrees to purchase from Wireless Frontier Internet, Inc. (the "Company") investment units (the "Units") in the amount set forth on the signature page hereof. Each Unit consists of one (1) share (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") and (ii) one five-year warrant (the "Warrant") in the form annexed to the Memorandum (as defined below), as Exhibit B to purchase one-half of one share (the "Warrant Shares") of Common Stock. The offering price per Unit shall be equal to $0.15 per Unit. The total amount of gross proceeds from the sale of Units in the Offering shall be a and a maximum of $5,000,000 of Units. The Shares and Warrants are collectively referred to herein as the "Securities".

            The terms of the Offering are more completely described in the Company's Confidential Private Placement Memorandum dated June 18, 2004 (the "Memorandum"), as amended and supplemented, and such terms are incorporated herein in their entirety. Certain terms used but not otherwise defined herein shall have the respective meanings provided in the Memorandum.

            2. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to "Independence Bank as Escrow Agent for Wireless Frontier Internet, Inc." in the full amount of the purchase price of the Units being subscribed for. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms or by the Company. Together with the check for, or the wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed signature page of this Subscription Agreement and a fully completed Accredited Investor Certification in the form contained herein.

            3. Acceptance of Subscription. The Purchaser understands and agrees that the Company and the Placement Agent reserve the right to accept or reject this or any other subscription for Units, in whole or in part, and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

            4. Representations and Warranties.

            (A) The Purchaser hereby represents and warrants to, and acknowledges and agrees with, the Company as follows:


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                    (a) Neither the Securities, nor the Warrant Shares, are
registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the Securities are being offered to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities;

                    (b) The Purchaser has received the Memorandum and all other documents it deems relevant in making an informed decision to purchase the Securities, has carefully reviewed them and understands the information contained therein, and the Purchaser, prior to the execution of this Subscription Agreement, has had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act;

                    (c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Units or any of the Securities or the Warrant Shares, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority;

                    (d) All documents, records and books pertaining to the investment in the Units (including, without limitation, the Memorandum) that the Purchaser deems relevant in making an informed decision to purchase the Securities have been made available for inspection by the Purchaser;

                    (e) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser;

                    (f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum and this Subscription Agreement;

                    (g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

                    (h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than amounts to be paid by the Company to the Placement Agent);

                    (i) The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to them in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

                    (j) The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors as it deems necessary or advisable;

                    (k) The Purchaser is acquiring the Units solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has


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no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, Securities contained in the Units, or the Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

                    (l) The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Units. Although the Company has the contractual obligation to register for resale the Shares and the Warrant Shares (as set forth in the Registration Rights Agreement, substantially in the form attached to the Memorandum as Exhibit C (the "Registration Rights Agreement")), there can be no assurance that such registration will be completed within the time frames required by the Company, or at all. It is not anticipated that there will be any market for resale of the Units, the Securities or the Warrant Shares, and the Units, the Securities and the Warrant Shares will not be freely transferable at any time in the foreseeable future, if at all;

                    (m) The Purchaser has adequate means of providing for the Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

                    (n) The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risk Factors" in the Memorandum;

                    (o) The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the Accredited Investor Certification contained herein;

                    (p) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

                    (q) The Purchaser has had the opportunity to obtain any additional information that it deemed necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and has had the opportunity to have representatives of the Company provide it with such additional information regarding the terms and conditions of

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this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser and all such requested information has been provided to its full satisfaction;

                    (r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of Units as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units; provided, that the Purchaser shall provide to the Company a completed copy of any purchaser questionnaires reasonably requested by the Company in connection with the preparation by the Company of any registration statement covering the resale of the Shares and the Warrant Shares as provided in the Registration Rights Agreement;

                    (s) The Purchaser has a sufficient net worth to sustain a complete loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

                    (t) The Purchaser's principal executive offices (if an entity) or home address (if an individual) are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto;

                    (u) The Purchaser understands that the components of the Units shall bear a restrictive legend in substantially the following form:

                    "THE UNITS AND THEIR COMPONENTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL."

                    (v) The Purchaser acknowledges that it may not, except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and such other securities or Blue Sky laws as may be applicable, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or engage in any Short Sale (as defined below);

                    (w) Neither the Purchaser nor any affiliate of the Purchaser (as defined in Rule 405 of the Securities Act (each a "Purchaser/Affiliate") and which (i) had knowledge about the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser's investments or trading or information concerning Purchaser's investments, including the Units, or (iii) is subject to the Purchaser's review or input concerning such

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Purchaser/Affiliate's investments or trading) has or will, directly or indirectly, during the period beginning on the date on which the Purchaser was first notified that the Company intended to engage in the transactions contemplated by this Agreement and ending on the date that the Company files a Current Report on Form 8-K or issues a press release describing the material terms of the transaction contemplated by this Subscription Agreement engage (A) in any "short sale" (as defined in Rule 3b-3 promulgated under the Exchange
Act), including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of, any of the Securities by the Purchaser or (B) in any hedging transaction which establishes a net short position with respect to the Securities (clauses (A) and (B) together, a "Short Sale"); except for (1) Short Sales by a Purchaser/Affiliate which was, prior to the date on which the Purchaser was first notified that the Company intended to engage in the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of such Purchaser/Affiliate's business and are in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and such other securities or Blue Sky laws as may be applicable or (2) Short Sales by a Purchaser/Affiliate which by virtue of the procedures of the Purchaser are made without knowledge of the transactions contemplated in this Agreement and were not induced or encouraged by the Purchaser.

            (B) The Company hereby represents and warrants to, and acknowledges and agrees with, the Purchaser as follows:

                    (a) Subsidiaries. The Company has no direct or indirect subsidiaries (each a "Subsidiary," and collectively, "Subsidiaries") except as described in the SEC Reports (as defined below). All the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights, and the Company owns all of the issued and outstanding shares of capital stock of each Subsidiary, except as described in the SEC Reports or the Memorandum.

                    (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.

                    (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals (as defined below). This Subscription Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                    (d) No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation,

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order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Subscription Agreement (any of (a), (b) or (c), a "Material Adverse Effect").

                    (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement required to be filed pursuant to the Registration Rights Agreement, (ii) the filing with the Commission of a Form D pursuant to Regulation D of the Securities Act, and (iii) applicable state securities law Blue Sky filings (collectively, the "Required Approvals").

                    (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon purchase of the Common Stock and of the shares underlying the Warrants. The Securities conform to the description contained in the Memorandum. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4(A), no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Units hereunder does not contravene the rules and regulations of the trading market for the Common Stock and no shareholder approval is required for the Company to fulfill its obligations pursuant to this Offering.

                    (g) Capitalization. As of immediately prior to the First Closing, the number of shares and type of all authorized, issued and outstanding capital stock of the Company shall consist of 100,000,000 shares of Common Stock, of which 45,077,386 shares shall be issued and outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as a result of the purchase and sale of the Securities which may be issued in connection with this Offering and except for options and shares of capital stock issued or issuable under the Company's option plans, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser and other purchasers in the Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                    (h) SEC Reports; Financial Statements. The Company has filed
(i) all reports required to be filed by it under the Securities Act; (ii) all annual reports on Form 10-KSB and all quarterly reports on Form 10-QSB required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, in order for it to satisfy its filing requirements under the Exchange Act for the periods to which each such report relates, in each case commencing with the fiscal quarter ended September 30, 2003 (or such shorter period as the Company was required by law to file such material); (iii) an annual report on Form 10-KSB, covering the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002, which was filed with the SEC on May 28, 2004; (iv) a quarterly report on Form 10-QSB, covering the fiscal quarters ended March 31, June 30 and September 30, 1999, which was filed with the SEC on May 28, 2004;
(v) a quarterly report on Form 10-QSB, covering the fiscal quarters ended March 31, June 30 and September 30, 2000, which was filed with the SEC on May 28, 2004; (vi) a quarterly report on Form 10-QSB, covering the fiscal quarters ended March 31, June 30 and September 30, 2001, which was

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filed with the SEC on May 28, 2004; (vii) a quarterly report on Form 10-QSB, covering the fiscal quarters ended March 31, June 30 and September 30, 2002, which was filed with the SEC on May 28, 2004; and (viii) a quarterly report on Form 10-QSB, covering the fiscal quarters ended March 31 and June 30, 2002, which was filed with the SEC on May 28, 2004 (the foregoing materials, as amended, where applicable, being collectively referred to herein as the "SEC Reports"). The Company has made available to the Purchaser a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                    (i) Material Changes. Except for the proposed Offering, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had a Material Adverse Effect,
(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company, except pursuant to existing Company stock option or similar plans.

                    The term "Affiliate of the Company" means (A) any person or entity directly or indirectly controlling, controlled by or under common control with the Company; (B) any person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of the Company; or (C) any officer or director of the Company.

                    (j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Securities or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                    (k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit

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agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

                    (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                    (m) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the principal trading market for the Common Stock to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.

                    (n) Internal Accounting Controls/Sarbanes-Oxley Act of 2002. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by its most recent periodic report (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act).

                    (o) Disclosure. The Company confirms that, neither the Company nor any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. The disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, including all of the SEC Reports (as amended, where applicable) relating to the periods completed in the 24 months preceding the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.

            5. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

            6. Amendment and Modification. This Subscription Agreement shall not be amended or modified, except by an instrument in writing signed by the Company and, in the case of the Purchaser, the holders of at least sixty-six and two-thirds percent (66-2/3%)-in-interest of the Shares issued in the Closings.

            7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next business day following being deposited with such courier.

            8. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units, the components thereof, or the underlying securities shall be made only in accordance with all applicable laws.

            9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.

            10. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.

            11. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

            12. Miscellaneous.

                  (a) This Agreement and its exhibits and schedules constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party (and, in the case of the Purchaser, by the holders of at least sixty-six and two-thirds percent in interest of the Shares issued in the Closings) entitled to the benefits of such terms or provisions. The parties acknowledge that the provisions of the Registration Rights Agreement are incorporated by reference and made a part hereof, and that Purchaser's signature hereto will operate to be effective as Purchaser's signature to the Registration Rights Agreement.

                  (b) The Purchaser's and Company's covenants, agreements, representations and warranties made in this Agreement and the Memorandum shall survive the execution and delivery hereof and delivery of the Securities contained in the Units.

                  (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  (e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

                  (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

Accredited Investor Certification         Name of Investor:____________________
---------------------------------

                    Initial or Check the appropriate item(s)

The undersigned further represents and warrants as indicated below by the undersigned's initials:

A. Individual investors: (Please initial one or more of the following statements)

1. I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3. I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.    I am a director or executive officer of Wireless Frontier Internet, Inc.

B. Partnerships, corporations, trusts or other entities: (Please initial one of the following statements). The undersigned hereby certifies that it is an accredited investor because it is:

1. a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act;

2.      an insurance company as defined in Section 2(a)(13) of the Securities
Act;

3. an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

4. a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

5. a plan established and maintained by a state or its political subdivisions, and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;

6. an employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, whose investments decisions are made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

7. a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

8. an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

9. a corporation, partnership, limited liability company, limited liability partnership, other entity, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets excess of $5,000,000;

10. a trust, not formed for the specific purpose of acquiring the Units, with total assets exceed $5,000,000, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

11. an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor as defined above.

                        Wireless Frontier Internet, Inc.
                                SIGNATURE PAGE TO
                             SUBSCRIPTION AGREEMENT


EXECUTION OF THIS AGREEMENT BY ANY PURCHASER SHALL BE DEEMED TO CONSTITUTE EXECUTION OF THE REGISTRATION RIGHTS AGREEMENT ANNEXED HERETO AS EXHIBIT A BY SUCH PURCHASER.

      Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $__________ of Unit(s) (NOTE: to be completed by subscriber):

Date (NOTE: To be completed by subscriber): _______________, 2004. If the purchaser is an INDIVIDUAL, or if the purchasers are INDIVIDUALS who have purchased as JOINT TENANTS, as JOINT TENANTS with RIGHT OF SURVIVORSHIP, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:


___________________________     ___________________________
Print Names(s)                  Social Security Number(s)

___________________________     ___________________________
Signature(s) of Investor(s)     Joint Signature

                                ___________________________
___________________________     Date
Address

If the purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY or LIMITED LIABILITY PARTNERSHIP:

___________________________      ___________________________
Name of Partnership,             Federal Taxpayer
Corporation, Trust, Limited      Identification Number
Liability Company or Limited
Liability Partnership

Address:




By:___________________________   ___________________________

Name: ________________________   State of Organization

Title:________________________

SUBSCRIPTION FOR ___ UNITS ACCEPTED AND AGREED TO this ___ day of _______ 2004.


Wireless Frontier Internet, Inc.


By:__________________________________
Name:
Title: